                                                                      EXHIBIT 21

                 LIST OF SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                                    12/31/94


                                                                 Percent of
                                                                 Voting
                                          Organized Under        Securities
Company(1)                                    Laws of            Owned(2)
----------                                ---------------        ----------
FMC Corporation                           Delaware               Registrant
   FMC of Canada Limited                  Canada                     100
   FMC Corporation (UK) Limited           England                    100
   FMC Europe, S.A.                       France                     100
   FMC Gold Company                       Delaware                    80
      FMC Paradise Peak Corporation       Nevada                     100
      FMC Jerritt Canyon Corporation      Delaware                   100
      Meridian Gold Company               Montana                    100
   FMC Wyoming Corporation                Delaware                   100
   Food Machinery Holding Company B.V.    Spain                      100
      Foret, S.A.                         Spain                      100
   Intermountain Research & Development   Wyoming                    100
   Corporation
      FMC Do Brasil Ltda.                 Brazil                     100
      FMC International, A.G.             Switzerland                100
   Kongsberg Offshore, A/S                Norway                     100
   Litex A/S                              Denmark                    100
   Mid-Atlantic Investments Limited       Canada                     100
   Mid-Atlantic Acceptance Company        Bermuda                    100
    Limited
   United Defense, L.P.                   Delaware                    60

____________________
(1) The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(2) With respect to certain companies, qualifying shares in names of directors are included in these percentages. Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.